222 Kearny Street, Suite 550

San Francisco, CA 94108

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2008

Dear Shareholder:

The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Banks.com, Inc. (the “Company”) will be held at our principal executive office located at 222 Kearny Street, San Francisco, California 94108 on Wednesday, May 21, 2008 beginning at 10:00 a.m. PDT. At the Annual Meeting, the holders of the Company’s outstanding voting securities will act on the following matters as more fully described in the accompanying Proxy Statement:

(1)	To elect the four members of the Board of Directors for a one-year term expiring at the 2009 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Hacker Johnson & Smith P.A., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(3)	To transact such other business as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials, including the proxy statement and the Company’s annual report are available at: http://www.banks.com/site/banks/html/corp/investor/.

You may access the following materials at http://www.banks.com/site/banks/html/corp/investor/:

(1)	Notice of the 2008 Annual Meeting of Shareholders

(2)	Company’s 2008 Proxy Statement

(3)	Company’s Annual Report to Shareholders for the year ended December 31, 2007

(4)	Proxy Card

Your Proxy Identification Number and Authorization Code necessary to vote electronically can be found on your Proxy Card enclosed with this Notice.

Directions to Annual Meeting: To obtain directions to attend the Annual Meeting and vote in person, please call our corporate headquarters at (415) 962-9700.

Sincerely,

GARY W. BOGATAY, JR.
Chief Financial Officer and Secretary

San Francisco, California

April 17, 2008